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                                                                    EXHIBIT 12.1

              AMERICAN REAL ESTATE PARTNERS, L.P. AND SUBSIDIARIES
                       RATIO OF EARNINGS TO FIXED CHARGES
                             (AMOUNTS IN THOUSANDS)

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
                                                              Six Months
                                                                Ended                Years Ended December 31,
                                                               June 30,    ----------------------------------------------
                                                                 2004       2003      2002      2001      2000     1999
                                                              ----------   ------    ------    ------    ------   -------
Income from continuing operations before income taxes,
       income or loss from equity investees and minority
       interest                                                 94,283     60,573    75,512    71,158    77,621   110,594

Fixed Charges:
       Interest Expense                                         17,971     22,064    28,343    36,577    20,057    20,482
       Amortized capitalized expenses related
                to indebtedness                                    201        320       191       178       222       215
       Estimated interest within rental expense                     67        122       124       103       100        93
                                                              --------    -------   -------   -------    ------   -------
Earnings as defined                                             12,522     83,079   104,170   108,016    98,000   131,384
                                                              ========    =======   =======   =======    ======   =======


Fixed Charges (including capitalized items)
       Interest Expense                                         17,971     22,064    28,343    36,577    20,057    20,482
       Amortized capitalized expenses related
                to indebtedness                                    201        320       191       178       222       215
       Estimated interest within rental expense                     67        122       124       103       100        93
                                                              --------    -------   -------   -------    ------   -------
Fixed charges as defined                                        18,239     22,506    28,658    36,858    20,379    20,790
                                                              ========    =======   =======   =======    ======   =======
Ratio of earnings to fixed charges                                 6.2        3.7       3.6       2.9       4.8       6.3
                                                              ========    =======   =======   =======    ======   =======
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